Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Brian W. Good, President and Principal Executive Officer of Eagle Growth and Income Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	9/2/20	/s/ Brian W. Good
Brian W. Good, President and
Principal Executive Officer
(principal executive officer)

I, Jennifer Wilson, Treasurer, Principal Financial Officer, Principal Accounting Officer and Secretary of Eagle Growth and Income Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	9/2/20	/s/ Jennifer Wilson
Jennifer Wilson, Treasurer, Principal Financial Officer, Principal Accounting Officer and Secretary
(principal financial officer)